Exhibit 32.1
Certification of President and Chief Executive Officer
      The undersigned President and Chief Executive Officer of First State Financial Corporation does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of First State Financial Corporation

/s/ Corey J. Coughlin

Corey J. Coughlin
President and Chief Executive Officer
Date: March 21, 2005